                                                                  EXHIBIT 10.1
                            COGNITRONICS CORPORATION
                       1990 STOCK OPTION PLAN, AS AMENDED
1.   Purpose

     This incentive stock option plan (the "Plan") is intended to provide incentives to executives and other key employees of Cognitronics Corporation (the "Company") and its Subsidiaries by providing them with opportunities for stock ownership under the Plan. "Subsidiary" means any corporation in which the Company or another Subsidiary or both owns 50% or more of the combined voting power of all classes of stock.
 .
2.   Administration

     The Plan shall be administered by a committee of not less than three directors of the Company (the "Committee")selected by, and serving at the pleasure of, its Board of Directors (the "Board"). A director may not serve on the Committee unless he is "disinterested" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, (or any successor rule thereto).
     The Committee shall have authority, subject to the terms of the Plan, to determine the persons eligible for options and those to whom options shall be granted, the number of shares to be covered by each option, the time or times at which options shall be granted, and the terms and provisions of the instruments by which options shall be evidenced, and to interpret the Plan and make all determinations necessary or advisable for its administration. The Committee may consult with legal counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. The Board reserves to itself the right to exercise any authority granted to the Committee hereunder.

3.   Eligibility

     Full-time employees, including officers, of the Company or any Subsidiary or both, shall be eligible to participate in the Plan. A member of the Committee shall not be eligible, while a member, to receive an option under the Plan, but may exercise any options previously granted to him.

4.   Stock

     The stock as to which options may be granted shall be the Company's common stock, par value $.20 per share ("Common Stock"). When options are exercised the Company may either issue unissued Common Stock or transfer issued Common Stock held in its treasury. The total number of shares of Common Stock which may be sold to employees under the Plan pursuant to options shall not exceed 1,327,500 shares. If an option expires, or is otherwise terminated prior to its exercise, the Common Stock covered by such option immediately prior to such expiration or other termination shall continue to be available under the Plan.

5.   Granting of Options

     The "Date of Grant" of an option under the Plan shall be the date on which the option is awarded by the Committee. The grant of any option to any employee shall neither entitle such employee to, nor disqualify him from, participation in any other grant of options.



6.   Terms and Conditions of Options

     Options shall be evidenced by instruments in form approved by the

Committee. Such instruments shall conform to the following terms and conditions:

     (a)   Option  price.   The option price per share of Common Stock shall
      be the Fair Market Value of a share of Common Stock on the Date of Grant. "Fair Market Value" shall be the closing price of the Common Stock recorded on the American Stock Exchange on the Date of Grant or the last trading day prior thereto.

     (b) Term and exercise of options. Each option shall expire no later than the tenth anniversary of its Date of Grant and shall become exercisable in three substantially equal annual installments commencing on the date six months after the Date of Grant, provided, however, that the Committee may include in any option instrument, initially or by amendment at any time, a provision making any installment or installments exercisable at such earlier date, or upon the occurrence of such earlier event, as may be specified by such provision, if the Committee deems such provision to be in the interests of the Company or necessary to realize the reasonable expectation of the optionee, but in no event shall any option be exercisable sooner than six months from the date on which such option is granted, except when the retirement or death of the optionee occurs
      within such six-month period.   After becoming exercisable, each
      installment shall remain exercisable until expiration or termination of the option. An option may be exercised from time to time, in whole or part, up to the total number of shares with respect to which it is then exercisable. Payment of the purchase price will be made in such manner as the Committee may provide in the option, which may include cash (including cash equivalents), payroll deductions, any other manner permitted by law as determined by the Committee or any combination of the foregoing.

     (c) Termination of employment. If an optionee ceases, other than by reason of death or retirement, to be employed by the Company or a Subsidiary, all options granted to him and exercisable on the date of his termination of employment shall terminate on the earlier of such options' expiration or three months after the day his employment ends or as otherwise determined by the Committee. Any installment not exercisable on the date of such termination shall lapse and be thenceforth unexercisable. Whether authorized leave of absence or absence in military or governmental service may constitute employment for the purposes of the Plan shall be conclusively determined by the Committee.


     (d) Retirement of optionee. If an optionee retires, all options held by him on the date of his retirement shall become exercisable on the date of his retirement and shall terminate on the earlier of such option's expiration or the first anniversary of the day of his retirement.

     (e) Death of optionee. If an optionee dies, his option may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who acquires the option by will or by the laws of descent and distribution, at any time prior to the earlier of such option's expiration or the first anniversary of the optionee's death. On the earlier of such dates, the option shall terminate.
     (f) Assignability. No option shall be assignable or transferable by the optionee except by will or by laws of descent and distribution, and during the lifetime of the optionee the option shall be exercisable only by him. At the request of an optionee, shares of Common Stock purchased on exercise of an option may be issued or transferred in the name of the optionee and another person jointly with the right of survivorship.

     (g) Other provisions. Instruments evidencing options may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable, including a requirement that an optionee represent to the Company in writing, when an option is granted, or when he receives shares on its exercise, that he is accepting such option, or receiving such shares (unless they are then covered by a Securities Act of 1933 registration statement), for his own account for investment only. All certificates representing shares issued under the Plan may bear a legend deemed appropriate by the Committee to confirm an exemption from the registration requirements of the Securities Act of 1933.

7.   Capital Adjustments

     The number and price of shares of Common Stock covered by each option, the total number of shares that may be sold under the Plan, and the maximum number of shares that may be sold, issued or transferred to an employee, shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, any stock dividend, stock split or share combination of the Common Stock or recapitalization of the Company. To the extent deemed equitable and appropriate by the Committee, subject any required action by stockholders, in any merger, consolidation, reorganization, liquidation or dissolution, any option granted under the Plan shall pertain to the securities and other property to which a holder of the number of shares of Common Stock covered by the option would have been entitled to receive in connection with such event.

8.   Incentive Stock Options

     The aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended, are exercisable for the first time by an individual in any calendar year (under the Plan or any other plan of the Company or any of its parent or subsidiary corporations (as such terms are defined in Section 424(e) and (f), respectively, of the Internal Revenue Code pursuant to which such incentive stock options may be granted) shall not exceed $100,000.

9.   Term; Amendment of Plan

     The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the employee's written consent. Amendments may be made without stockholder approval except as required to satisfy Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule) or other regulatory requirements.

10.  Effective Date

     The Plan is in accordance with a Resolution of Stockholders duly approved at an Annual Meeting held on June 21, 1990 and became effective on June 21, 1990. It was amended by a Resolution of Stockholders and by the Board on July 12, 1994 and further amended by a Resolution of Stockholders and by the Board on May 9, 1996 and by Resolutions of Stockholders on May 14, 1998 and May 13, 1999.

11.  New York State Law

     The Terms of the Plan shall be governed by the laws of the State of New

York.

12.  Change of Control

     Notwithstanding the provisions of Section 6(b) hereof, in the event of a Change in Control, as hereinafter defined, all options held by an optionee shall become exercisable on the date of the Change in Control.

"Change in Control" means an event in which:

     (a) the stockholders of the Company approve (i) any consolidation or merger of the Company or any of its subsidiaries where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing in the aggregate more than 50% of all votes to which all stockholders of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) would be entitled under ordinary circumstances to vote in an election of directors or where the members of the Board, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (ii) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any person as a single plan) of all or substantially all of the assets of the Company or (iii) any plan or proposal for the liquidation or dissolution of the Company;

     (b) persons who, as of the effective date hereof, constitute the entire Board (as of the date hereof the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided, however, that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, is approved by a vote of at least a majority of the then Incumbent Directors (other than an election or nomination of a person whose assumption of office is the result of an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 under the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act")), shall be considered an Incumbent Director; or

     (c) any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any of its subsidiaries, any employee benefit plan of the Company or any of its subsidiaries or any entity organized, appointed or established by the Company for or pursuant to the terms of such plan), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, becomes the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate 20% or more of either (i) the then outstanding shares of Common Stock or (ii) the combined voting power of all then outstanding securities of the Company having the right under ordinary circumstances to vote in an election of directors to the Board ("Voting Securities") (in either such case other than as a result of acquisitions of such securities directly from the Company).

     Notwithstanding the foregoing, a "Change in Control" will not have occurred for purposes of clause (c) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Common Stock or other Voting Securities outstanding, increases (i) the proportionate number of shares of Common Stock beneficially owned by any person to 20% or more of the shares of Common Stock then outstanding or (ii) the proportionate voting power represented by the Voting Securities beneficially owned by any person to 20% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (i) or (ii) of this sentence thereafter becomes the beneficial owner of any additional shares of Common Stock or other Voting Securities (other than pursuant to a stock split, stock dividend or similar transaction), then a "Change in Control" will have occurred for purposes of clause (c).